PROVISION INTERACTIVE TECHNOLOGIES, INC.

2002

STOCK OPTION AND INCENTIVE PLAN

1.
Purposes of this Plan. The general purpose of this 2002 Stock Option and Incentive Plan is to promote the interests of the Company and its shareholders by (i) providing certain Employees of and Consultants to the Company with additional incentives to continue and increase their efforts with respect to achieving success in the business of the Company, its Affiliates and its Subsidiaries, and (ii) attracting and retaining the best available personnel to participate in the ongoing business operations of the Company and its Subsidiaries.

Options granted under this Plan may be either Incentive Stock Options or Nonstatutory Stock Options, as determined at the discretion of the Board and as reflected in the terms of the written option agreements. The Board may also grant Stock Purchase Rights hereunder.

2.	Definitions. As used in this Plan, the following definitions shall apply:

"Affiliates" means any other entity directly or indirectly controlling, controlled by, or under common control, with the Company.

"Affiliated SAR" means a SAR that is granted in connection with a related Option, and which will be deemed to automatically be exercised simultaneous with the exercise of the related Option.

"Award" means, individually or collectively, a grant under this Plan, including any Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Performance Units, or Performance Shares.

"Award Agreement" means an agreement entered into by each Participant and the Company, setting forth the terms and provisions applicable to Awards granted to Participants under the Plan.

"Board" shall mean the Committee, if one has been appointed, or the Board of Directors of the Company, if no Committee is appointed.

"Board of Directors" means the full Board of Directors of the Company.
"Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes thereto. Reference to any particular Code section shall include any successor section.

"Committee" shall mean the Committee appointed by the Board of Directors in accordance with Section 4(a) of this Plan, if one is appointed, or if no Committee is appointed, the Board of Directors.

"Common Stock" shall mean the Common Stock of the Company.

"Company" shall mean [Name of Corporation], a [California] corporation.

"Consultant" shall mean any person who is engaged by the Company or by any Parent or Subsidiary to render consulting services and is compensated for such consulting services, and any director of the Company whether compensated for such services or not.

"Continuous Status as an Employee or Consultant" shall mean the absence of any interruption or termination of service as an Employee or Consultant, as applicable. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Board; provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

"Disinterested Person" shall mean a member of the Board of Directors of the Company: (i) who was not during the one year prior to service as an administrator of this Plan granted or awarded equity securities pursuant to this Plan, or any other plan of the Company or any of its affiliates entitling the participants therein to acquire equity securities of the Company or any of its affiliates except as permitted by Rule 16b-3(c)(2)(i) promulgated under the Exchange Act ("Rule 16b-3(c)(2)(i)"); or (ii) who is otherwise considered to be a "disinterested person" in accordance with Rule 16b-3(c)(2)(i), or any other applicable rules, regulations or interpretations of the Securities and Exchange Commission.

"Employee" shall mean any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company as a common-law employee. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

"Freestanding SAR" means a SAR that is granted independently of any Options.
"Incentive Stock Option" shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

"Major Event" shall be deemed to have occurred if (i) there shall be consummated any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's common stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's common stock immediately prior to the merger generally have the same proportionate ownership of common stock of the surviving corporation immediately after the merger; (ii) there shall be consummated any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; (iii) proceedings or actions for the liquidation or dissolution of the Company are initiated by the Company; or (iv) any "person" (as defined in Sections 13(d) and 14(d) of the Exchange Act) (other than persons who beneficially own more than 30% of the capital stock of the Company on a fully diluted and as converted basis outstanding as of the date of adoption of this Plan by the Board of Directors) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 30% or more of the Company's outstanding capital stock on a fully diluted and as converted basis at such time; provided, however, that a "Major Event" shall not be deemed to have occurred solely by reason of the consummation of a public offering by the Company of common stock registered under the Securities Act.

"Nonstatutory Stock Option" shall mean an Option which is not intended to qualify as an Incentive Stock Option.

"Option" shall mean a stock option granted pursuant to this Plan.

"Optioned Stock" shall mean the Common Stock subject to an Option.

"Optionee" shall mean an Employee or Consultant who receives an Option.

"Parent" shall mean a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

"Participant" means an Employee of the Company who has outstanding an Award granted under the Plan.

"Performance Unit" means an Award granted to an Employee pursuant to Section 12.

"Performance Share" means an Award granted to an Employee, pursuant to Section 12 herein.
"Period of Restriction" means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Section 11.

"Plan" shall mean this 2002 Stock Option and Incentive Plan.

"Purchaser" shall mean an Employee or Consultant who exercises a Stock Purchase Right.

"Restricted Stock" means an Award granted to a Participant pursuant to Section 11.

"Securities Act" shall mean the Securities Act of 1933, as amended.

"Share" shall mean a share of Common Stock, as adjusted in accordance with Section 14 of this Plan.

"Stock Appreciation Right" or "SAR" means an Award, granted alone or in connection with a related Option, designated as a SAR, pursuant to the terms of Section 10.

"Stock Purchase Right" shall mean a right to purchase Common Stock pursuant to this Plan or the right to receive a bonus of Common Stock for past services.

"Subsidiary" shall mean a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

"Tandem SAR" means a SAR that is granted in connection with a related Option, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, a SAR shall similarly be cancelled).

3.
Stock Subject to this Plan. Subject to the provisions of Section 14 of this Plan, the maximum aggregate number of Shares under this Plan is 1,750,000. The Shares may be authorized but unissued, or reacquired Common Stock, or both. If an Option or Stock Purchase Right should expire, terminate, be cancelled or become unexercisable for any reason without having been exercised in full, then the unpurchased Shares which were subject thereto shall, unless this Plan shall have been terminated, become available for future grant or sale under this Plan. In addition, Shares issued under this Plan and later repurchased or otherwise reacquired by the Company shall, unless this Plan shall have been terminated, become available for future grant or sale under this Plan.

4.	Administration of this Plan.

a.	Procedure. This Plan shall be administered by the Board of Directors of the Company unless and until the Board of Directors delegates administration to a Committee, as provided in this Section 4(a).

i.
Subject to Section 4(a)(ii), the Board of Directors may appoint a Committee consisting of not less than two persons (who need not be members of the Board of Directors) to administer this Plan on behalf of the Board of Directors, subject to such terms and conditions not inconsistent with this Plan as the Board of Directors may prescribe. Once appointed, the Committee shall continue to serve until otherwise directed by the Board of Directors. Members of the Board who are either eligible for Options and/or Stock Purchase Rights or have been granted Options and/or Stock Purchase Rights may vote on any matters affecting the administration of this Plan or the grant of any Options and/or Stock Purchase Rights pursuant to this Plan, except that no such member shall act upon the granting of an option to such member, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting of Options and/or Stock Purchase Rights to such member.

ii.
Notwithstanding the foregoing Section 4(a)(i), if the Company registers any class of any equity security pursuant to Section 12 of the Exchange Act, from the effective date of such registration until six months after the termination of such registration, any grants of Options and/or Stock Purchase Rights to directors or officers who are subject to Section 16 of the Exchange Act shall be made only by a Committee consisting of two or more persons, each of whom shall be a Disinterested Person (if necessary to meet the requirements of Rule 16b-3 promulgated under the Exchange Act). The Board shall otherwise comply with the requirements of Rule 16b-3 promulgated under the Exchange Act, as from time to time in effect, unless the Board expressly declares that any such requirement shall not apply.

iii.
Subject to the foregoing Sections 4(a)(i) and 4(a)(ii), from time to time the Board of Directors may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer this Plan. Once appointed, the Committee shall continue to serve until otherwise directed by the Board of Directors.

b.
Powers of the Board. Subject to the provisions of this Plan, the Board shall have plenary authority, in its discretion and without limitation, to do the following: (i) to grant Incentive Stock Options, Nonstatutory Stock Options or Stock Purchase Rights; (ii) to determine, upon review of relevant information and in accordance with Section 7 of this Plan, the fair market value of the Common Stock; (iii) to determine the exercise price per share of Options or Stock Purchase Rights to be granted, which exercise price shall be determined in accordance with Section 7 hereof; (iv) to determine the Employees or Consultants to whom, and the time or times at which, Options or Stock Purchase Rights shall be granted and the number of Shares to be represented by each Option or Stock Purchase Right; (v) to interpret this Plan; (vi) to prescribe, amend and rescind rules and regulations relating to this Plan, and in the exercise of this power, to correct any defect, omission or inconsistency in this Plan or in any agreement relating to an Option or Stock Purchase Right, in a manner and to the extent the Board shall deem necessary or expedient to make this Plan fully effective; (vii) to determine the terms and provisions of each Option or Stock Purchase Right granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option or Stock Purchase Right; (viii) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option or Stock Purchase Right previously granted by the Board; and (ix) to make all other determinations deemed necessary or advisable for the administration of this Plan.

c.
Board Determinations. In making determinations under this Plan, the Board may take into account the nature of the services rendered by the respective Employees and Consultants, their present and potential contributions to the success of the Company, or its Subsidiaries, as the case may be, and such other factors as the Board in its discretion shall deem relevant.

All decisions, determinations and interpretations of the Board shall be final and binding on all Optionees, Purchasers and any other holders of any Options and/or Stock Purchase Rights granted under this Plan.

5.	Eligibility.

a.
Options and Stock Purchase Rights may be granted to Employees and Consultants, provided that Incentive Stock Options may only be granted to Employees. An Employee or Consultant who has been granted an Option or Stock Purchase Right may, if such Employee or Consultant is otherwise eligible, be granted additional Option(s) or

Stock Purchase Right(s).

b.
No Incentive Stock Option may be granted to an Employee which, when aggregated with all other Incentive Stock Options granted to such Employee by the Company or by any Parent or Subsidiary, would result in Shares having an aggregate fair market value (determined for each Share as of the date of grant of the Option covering such Share) in excess of $100,000 (or such different amount as provided for under the Code requirements for Incentive Stock Options) becoming first available for purchase upon exercise of one or

More incentive stock options during any calendar year.

c.
Section 5(b) of this Plan shall apply only to an Incentive Stock Option evidenced by a stock option agreement which sets forth the intention of the Company and the Optionee that such Option shall qualify as an Incentive Stock Option. Section 5(b) of this Plan shall not apply to any Option evidenced by a stock option agreement which sets forth the intention of the Company and the Optionee that such Option shall be Nonstatutory Stock Option.

d.
On and after the effective date of the registration of any class of equity security of the Company pursuant to Section 12 of the Exchange Act, a member of the Board of Directors who is not an Employee shall not be eligible for the benefits of this Plan unless at the time an Option or Stock Purchase Right is granted to such member, the Board expressly declares that such exclusion will not apply.

6. Term of Plan. This Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by vote of the holders of a majority of the outstanding shares of the Company entitled to vote on the adoption of this Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 16 of this Plan.

7. Exercise Price and Consideration.

a.
The per share exercise price for the Shares to be issued pursuant to exercise of an Option or Stock Purchase Right shall be such price as is determined by the Board, but shall be subject to the following provisions:

i.	In the case of an Incentive Stock Option:

(A)  Granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per share exercise price shall be no less than 110% of the fair market value per share on the date of grant.

(B)  Granted to any Employee other than an Employee described in Section 7(a)(i)(A), the per share exercise price shall be no less than 100% of the fair market value per Share on the date of grant.

ii.	In the case of a Nonstatutory Stock Option:

(A)  Granted to an Employee or Consultant who, at the time of the grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per share exercise price shall be no less than 110% of the fair market value per share on the date of the grant.

(B)  Granted to any Employee or Consultant, other than an Employee or Consultant described in Section 7(a)(ii)(A), the per share exercise price shall be no less than 85% of the fair market value per share on the date of grant.

iii.
In the case of a Stock Purchase Right granted to any person, the per share exercise price shall be no less than 85% of the fair market value per share on the date of grant; provided, however, that if such person at the time of the grant of such Stock Purchase Right, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per share exercise price shall be no less than 100% of the fair market value per share on the date of the grant.

b.
Fair market value shall be determined by the Board in its discretion; provided, however, that where there is an active public market for the Common Stock, the fair market value per share shall be determined as follows:

i.
If the Company's Common Stock is traded on an exchange or is quoted on the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") National Market System, then the closing or last sale price, respectively, on the date of grant, as reported in the Wall Street Journal (or, if not so reported, as otherwise reported by the NASDAQ System).

ii.
If the Company's Common Stock is not traded on an exchange or on the NASDAQ National Market System but is traded in the over-the-counter market, then the mean of the closing bid and asked prices on the date of grant as reported in the Wall Street Journal (or, if not so reported, as otherwise reported by the NASDAQ System).

c.
The consideration to be paid for the Shares to be issued upon exercise of an Option or Stock Purchase Right, including the method of payment, shall be determined by the Board and may consist entirely of cash, check, promissory note or other deferred payment arrangement, other Shares of Common Stock having a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option or Stock Purchase Right shall be exercised, or any combination of such methods of payment, or such other consideration and method of payment for the issuance of Shares to the extent permitted under applicable law. In making its determination as to the type of consideration to accept, the Board shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

8.	Options.

a.
Term of Option. The term of each Option shall be ten (10) years from the date of grant thereof or such shorter term as may be provided in the stock option agreement relating to such Option; provided that the term of a Nonstatutory Stock Option may, as provided in Section 8(b)(iv), be extended for a period of up to six (6) months. However, in the case of an Option granted to an Employee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter time as may be provided in the stock option agreement relating to such Option.

b.	Exercise of Option.

i.
Procedure for Exercise; Rights as a Shareholder. Any Option granted under this Plan shall be exercisable at such times and under such conditions as determined by the Board, such as vesting conditions and/or performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of this Plan. Notwithstanding anything herein to the contrary, no Option granted hereunder shall have a vesting period in excess of five (5) years.

An Option may, but need not, include a provision whereby at any time prior to termination of the Optionee's Continuous Status as an Employee or Consultant, the Optionee may elect to exercise the Option as to all or any part of the Shares subject to the Option prior to the stated vesting date of the Option or of any vesting installment or installments specified in the Option. Any shares so purchased from any unvested installment or Option may be subject to a repurchase right in favor of the Company or to any restriction the Board determines to be appropriate.

An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company.

An Option may not be exercised for a fraction of a Share. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 7 of this Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of this Plan.

Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of this Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

ii.
Termination of Status as an Employee or Consultant. In the event of termination of an Optionee's Continuous Status as an Employee or Consultant (as the case may be), such Optionee may, but only within thirty (30) days after the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent that such Employee or Consultant was entitled to exercise it at the date of such termination. To the extent that such Employee or Consultant was not entitled to exercise the Option at the date of such termination, or if such Employee or Consultant does not exercise such Option (which such Employee or Consultant was entitled to exercise) within such thirty (30) day time period, the option shall terminate.

iii. Disability of Optionee. Notwithstanding the provisions of Section 8(b)(ii) above, in the event of termination of an Optionee's Continuous Status as an Employee or Consultant as a result of such Employee's or Consultant's disability, such Employee or Consultant may, but only within six (6) months from the date of such termination (but in no event later than the date of expiration of the term of such option as set forth in the Option Agreement), exercise the Option to the extent such Employee or Consultant was entitled to exercise it at the date of such termination; provided however, that if the Option is an Incentive Stock Option and the disability is not a total and permanent disability (as defined in Section 422(c)(6) of the Code), then if the Optionee does not exercise the Option within three months after such termination, such Option shall automatically convert into a Nonstatutory Stock Option; and provided, further, that if the termination is as a result of a total and permanent disability (as defined in Section 422(c)(6) of the Code), such Employee or Consultant may within one (1) year from the date of such termination, but in no event later than the date of expiration of the term of such option as set forth in the Option Agreement), exercise the Option to the extent such Employee or Consultant was entitled to exercise it at the date of such termination.

To the extent that such Employee or Consultant was not entitled to exercise the Option at the date of termination, or if such Employee or Consultant does not exercise such Option (which such Employee or Consultant was entitled to exercise) within the time periods specified above, as the case may be, the Option shall terminate.

iv.
Death of Optionee. In the event of the death of an Optionee: (A) while the Optionee is an Employee or Consultant, (B) during the thirty (30) day period described in Section 8(b)(ii), or (C) during the one (1) year period described in Section 8(b)(iii), the Option may be exercised, at any time within one (1) year following the date of death (but, in the case of an Incentive Stock Option, in no event later than the date of expiration of the term of such Incentive Stock Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the time of death of the Optionee. To the extent that such Employee or Consultant was not entitled to exercise the Option at the date of death, or if such Employee, Consultant, estate or other person does not exercise such Option (which such Employee, Consultant, estate or person was entitled to exercise) within the one (1) year time period specified in this Plan, the Option shall terminate.

9. Stock Purchase Rights.

a. Rights to Purchase. After the Board determines that it will offer an Employee or Consultant a Stock Purchase Right, it shall deliver to the offeree a stock purchase agreement or stock bonus agreement, as the case may be, setting forth the terms, conditions and restrictions relating to the offer, including the number of Shares which such person shall be entitled to purchase, and the time within which such person must accept such offer, which shall in no event exceed six (6) months from the date upon which the Board made the determination to grant the Stock Purchase Right. The offer shall be accepted by execution of a stock purchase agreement or stock bonus agreement in the form approved by the Board.

b.  Issuance of Shares. Forthwith after payment therefor, the Shares purchased shall be duly issued; provided, however, that the Board may require that the Purchaser make adequate provision for any federal and state withholding obligations of the Company as a condition to the Purchaser purchasing such Shares.

c.  Other Provisions. The stock purchase agreement or stock bonus agreement shall contain such other terms, provisions and conditions not inconsistent with this Plan as may be determined by the Board, including rights of first refusal as set forth in Section 20 hereof.

10. Stock Appreciation Rights.

a.  Grants of SARs. Tandem SARs may be awarded by the Committee in connection with any Option granted under the Plan, either on the Date of Grant of the Option or thereafter at any time prior to the exercise, termination or expiration of the Option Nontandem SARs may also be granted by the Committee at any time. On the Date of Grant of a Nontandem SAR, the Committee shall specify the number of shares of Common Stock covered by such right and the base price of shares of Common Stock to be used in connection with the calculation described in Section 10(c) below. SARs shall be subject to such terms and conditions not inconsistent with the other provisions of this Plan as the Committee shall determine.

b.  Exercise of Tandem SARs. A Tandem SAR shall be exercisable only to the extent that the related Option is exercisable and shall be exercisable only for such period as the Committee may determine (which period may expire prior to the expiration date of the related Option). Upon the exercise of all or a portion of a Tandem SAR, the related Option shall be canceled with respect to an equal number of shares of Common Stock.

A Tandem SAR shall entitle the Grantee to surrender to the Corporation unexercised the related Option, or any portion thereof, and to receive from the Corporation in exchange therefor that number of shares of Common Stock having an aggregate fair market value equal to (A) the excess of (i) the fair market value of one (1) share of Common Stock as of the date the Tandem SAR is exercised over (ii) the Option price per share specified in such Option, multiplied by (B) the number of shares of Common Stock subject to the Option, or portion thereof, which is surrendered. Cash shall be delivered in lieu of any fractional shares.

c.  Exercise of Nontandem SARs. A Nontandem SAR shall be exercisable during such period as the Committee shall determine prior to the Date of Grant. The exercise of a Nontandem SAR shall entitle the Grantee to receive from the Corporation that number of shares of Common Stock having an aggregate fair market value equal to (A) the excess of (i) the fair market value of one (1) share of Common Stock as of the date on which the Nontandem SAR is exercised over (ii) the base price of the shares covered by the Nontandem SAR, multiplied by (B) the number of shares of Common Stock covered by the Nontandem SAR, or the portion thereof being exercised. Cash shall be delivered in lieu of any fractional shares.

d.  Settlement of SARs. As soon as is reasonably practicable after the exercise of a SAR, the Corporation shall (i) issue, in the name of the Grantee, stock certificates representing the total number of full shares of Common Stock to which the Grantee is entitled pursuant to Section 10(b) or 10(c) hereof and cash in an amount equal to the fair market value, as of the date of exercise, of any resulting fractional shares, and (ii) if the Committee causes the Corporation to elect to settle all or part of its obligations arising out of the exercise of the SAR in cash pursuant to Section 10(e), deliver to the Grantee an amount in cash equal to the fair market value, as of the date of exercise, of the shares of Common Stock it would otherwise be obligated to deliver.

e.  Cash Settlement. The Committee, in its discretion, may cause the Corporation to settle all or any part of its obligation arising out of the exercise of a SAR by the payment of cash in lieu of all or part of the shares of Common Stock it would otherwise be obligated to deliver in an amount equal to the fair market value of such shares on the date of exercise.

11. Restricted Shares.

a. Grant of Restricted Shares. The Committee may from time to time cause the Corporation to issue Restricted Shares under the Plan, subject to such restrictions, conditions and other terms as the Committee may determine in addition to those set forth herein.

b. Restrictions. At the time a grant of Restricted Shares is made, the Committee shall establish a period of time (the "Restricted Period") applicable to such Restricted Shares. Each grant of Restricted Shares may be subject to a different Restricted Period. The Committee may, in its sole discretion, at the time a grant is made, prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the satisfaction of corporate or individual performance objectives, which shall be applicable to all or any portion of the Restricted Shares. Except with respect to grants of Restricted Shares intended to qualify as performance based compensation for purposes of Section 162(m) of the Code, the Committee may also, in its sole discretion, shorten or terminate the Restricted Period or waive any other restrictions applicable to all or a portion of such Restricted Shares. None of the Restricted Shares may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of prior to the date on which such Restricted Shares vest in accordance with Section 11(c).

c. Restricted Stock Certificates. The Corporation shall issue, in the name of each Grantee, stock certificates with proper legends representing the total number of Restricted Shares granted to the Grantee, as soon as reasonably practicable after the Date of Grant. The Secretary of the Corporation shall hold such certificates, properly endorsed for transfer, after the Grantee's benefit until such time as the Restricted Shares are forfeited to the Corporation or until the Restricted Shares vest. In lieu of the foregoing, Restricted Shares awarded to a Grantee may be held under the Grantee's name in a book entry account maintained by or on behalf of the Corporation.

d.  Rights of Holders of Restricted Shares. Except as otherwise determined by the Committee either at the time Restricted Shares are awarded or at any time thereafter prior to the lapse of the restrictions, holders of Restricted Shares shall not have the right to vote such shares or the right to receive any dividends with respect to such shares. All distributions, if any, received by an employee or consultant with respect to Restricted Shares as a result of any stock split-up, stock distribution, combination of shares, or other similar transaction shall be subject to the restrictions of this Section 11.
e. Termination of Employment or Consultant Relationship. Any Restricted Shares granted pursuant to the Plan shall be forfeited if the Grantee terminates employment or consultant relationship with the Corporation or its subsidiaries for reasons other than death or disability prior to the expiration or termination of the Restricted Period and the satisfaction of any other conditions applicable to such Restricted Shares. Upon such forfeiture, the Secretary of the Corporation shall either cancel or retain in its treasury the Restricted Shares that are forfeited to the Corporation. Upon the death of a Grantee prior to his termination of employment or service as a consultant, or upon a Grantee's termination of employment as a result of disability, all Restricted Shares previously awarded to such Grantee which have not previously vested shall be forfeited unless the Committee in its sole discretion shall determine otherwise.

f. Delivery of Restricted Shares. Subject to the provisions of this Section, at such time as the Grantee shall become vested in his Restricted Shares, the restrictions applicable to the Restricted Shares shall lapse and a stock certificate for the number of Restricted Shares with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, to the Grantee or the Grantee's beneficiary or estate, as the case may be.

12. Performance Units and Performance Shares.

a.  Grant of Performance Units/Shares. Subject to the terms of the Plan, Performance Units and Performance Shares may be granted to eligible Employees and Consultants at any time and from time to time, as shall be determined by the Committee, in its sole discretion. The Committee shall have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.

b. Value of Performance Units/Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of the grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Shares that will be paid out to the Participants. The time period during which the performance goals must be met shall be called a "Performance Period." Performance Periods of Awards granted to Insiders shall, in all cases, exceed six (6) months in length.

c. Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares shall be entitled to receive a payout of the number of Performance Unit/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved. Notwithstanding the preceding sentence, after the grant of a Performance Unit/Share, the Committee, in its sole discretion, may waive the achievement of any performance goals for such Performance Unit/Share.

d. Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares shall be made in a single lump sum, within forty-five (45) calendar days following the close of the applicable Performance Period. The Committee, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in combination thereof.

Prior to the beginning of each Performance Period, Participants may, in the discretion of the Committee, elect to defer the receipt of any Performance Unit/Share payout upon such terms as the Committee shall determine.

e.  Cancellation of Performance Units/Shares. Subject to the applicable Award Agreement, upon the earlier of (a) the Participant's termination of employment, or (b) the date set forth in the Award Agreement, all remaining Performance Units/Shares shall be forfeited by the Participant to the Company, the Shares subject thereto shall again be available for grant under the Plan.

f.  Nontransferability. Performance Units/Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further a Participant's rights under the Plan shall be exercisable during the Participant's lifetime only by the Participant or the Participant's legal representative.

13.  Non-Transferability of Options and Stock Purchase Rights. Options and Stock Purchase Rights may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee or Purchaser, only by the Optionee or Purchaser.

14.   Adjustments Upon Changes in Capitalization, Merger or Other Events. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option and Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under this Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to this Plan upon cancellation or expiration of an Option or Stock Purchase Right, or repurchase of Shares from a Purchaser or Optionee upon termination of employment or otherwise, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock of the Company or the payment of a stock dividend with respect to the Common Stock. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Rights.

In the event of the dissolution or liquidation of the Company, all Options and Stock Purchase Rights will terminate immediately prior to the consummation of such proposed action if not previously exercised. The Board, at its option, may provide for one or more of the following from time to time or in any stock option agreement or stock purchase agreement that, in the event of a Major Event, then (A) all Options and Stock Purchase Rights will be assumed or equivalent options or stock purchase rights will be substituted by such surviving corporation (or other entity) or a parent or subsidiary of such surviving corporation (or other entity), (B) all Options and Stock Purchase Rights will continue in full force and effect, or (C) all Options and Stock Purchase Rights will terminate if not exercised prior to the consummation of the transaction.
The foregoing adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.
The grant of an Option or Stock Purchase Right pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

15.   Time of Grant. The date of grant of an Option or Stock Purchase Right shall, for all purposes, be the date on which the Board makes the determination granting such Option or Stock Purchase Right.
Notice of the determination shall be given to each Employee or Consultant to whom an Option or Stock Purchase Right is so granted within a reasonable time after the date of such grant.

16.	Amendment and Termination.

a.
Amendment. The Board may amend this Plan from time to time in such respects as the Board may deem advisable; provided that the shareholders of the Company must approve the following amendments or revisions within 12 months before or after the adoption of such revision or amendment:

i.	any increase in the number of Shares subject to this Plan, other than in connection with an adjustment under Section 14 of this Plan;

ii.
any change in the designation of the class of persons eligible to be granted Options (to the extent such modification requires shareholder approval in order for the Plan to satisfy the requirements of Section 422(b) of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act); or

iii.
any other revision or amendment if such revision or amendment requires shareholder approval in order for this Plan to satisfy the requirements of Section 422(b) of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act if applicable to the Company.

c.
Shareholder Approval. If any amendment requiring shareholder approval under Section 16(a) of this Plan is made subsequent to the first registration of any class of equity securities by the Company under Section 12 of the Exchange Act, such shareholder approval shall be solicited as described in Section 20 of this Plan.

d.	Suspension and Termination. The Board may suspend or terminate this Plan at any time. No Options or Stock Purchase Rights may be granted while this Plan is suspended or after it is terminated.

e.
Effect of Amendment; Termination or Suspension. Any such amendment, termination or suspension of this Plan shall not affect Options or Stock Purchase Rights already granted and such Options or Stock Purchase Rights shall remain in full force and effect as if this Plan had not been amended, terminated or suspended, unless mutually agreed otherwise between the Optionee or Purchaser (as the case may be) and the Company, which agreement must be in writing and signed by the Optionee or Purchaser (as the case may be) and the Company.

17. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or other stock trading system upon which the Shares may then be listed.

As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to make such representations and warranties at the time of any such exercise as the Company may at that time determine, including without limitation, representations and warranties that (i) the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares in violation of applicable federal or state securities laws, and (ii) such person is knowledgeable and experienced in financial and business matters and is capable of evaluating the merits and the risks associated with purchasing the Shares.

18. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of this Plan.

The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares under this Plan, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

19. Option, Stock Purchase and Stock Bonus Agreements. Options shall be evidenced by written stock option agreements in such form as the Board shall approve. Upon the exercise of Stock Purchase Rights, the Purchaser shall sign a stock purchase agreement or stock bonus agreement in such form as the Board shall approve.

20. Shareholder Approval.

a.
The shareholders of the Company shall have approved this Plan within 12 months before or after this Plan is adopted. Any shares purchased before shareholder approval is obtained shall be rescinded if shareholder approval is not obtained within 12 months before or after this Plan is adopted. Such shares shall not be counted in determining whether such approval is obtained.

b.
If the Company registers any class of equity securities pursuant to Section 12 of the Exchange Act, any required approval of the shareholders of the Company obtained after such registration shall be solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

c.
If the Company registers any class of equity securities pursuant to Section 12 of the Exchange Act and if prior to such time either (x) the shareholders of the Company did not approve this Plan or (y) the Company did not solicit shareholder approval substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, then the Company shall take all necessary actions to qualify the Plan under Rule 16(b)(3) promulgated under the Exchange Act at or prior to the later of (A) the first annual meeting of shareholders held subsequent to the first registration of any class of equity securities of the Company under Section 12 of the Exchange Act or (B) the granting of an Option hereunder to an officer or director after such registration.

21.  Information to Optionees and Purchasers. The Company shall provide annually to each Optionee and Purchaser, during the period that such Optionee or Purchaser has one or more Options or Stock Purchase Rights outstanding, copies of the annual financial statements of the Company.

22. Right of Company to Terminate Employment or Consulting Services. This Plan shall not confer upon any Optionee or holder of a Stock Purchase Right any right with respect to continuation of employment by or the rendition of consulting services to the Company, any of its Subsidiaries or its Parent, nor shall it interfere in any way with his or her right or the Company's, any of its Subsidiaries' or its Parent's right to terminate his or her employment or services at any time, with or without cause.

23. Rights of First Refusal and Repurchase.

a.
The written agreements evidencing Options or Stock Purchase Rights may contain such provisions as the Board shall determine (or pursuant to a separate agreement) to the effect that if an Optionee or Purchaser elects to sell all or any Shares that the Optionee or Purchaser acquired upon the exercise of an Option or Stock Purchase Right, then any proposed sale of such Shares by such Optionee or Purchaser shall be subject to a right of first refusal in favor of the Company.

b.
The Board may require, at its option, that a stock purchase agreement, stock option agreement, stock bonus agreement, or other agreement pursuant to this Plan grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the Purchaser's employment with the Company for any reason (including death or disability). The repurchase price shall be at the higher of the original purchase price or fair value of the Shares on the date of termination of employment. If the Board so determines, the purchase price for shares repurchased may be paid by cancellation of any indebtedness of the Purchaser to the Company. The repurchase option must be exercised by the Company within 90 days of termination of employment for cash or cancellation of money indebtedness for the Shares and the right shall terminate when the Company's Common Stock becomes publicly traded. The Board may require such a repurchase right in other events.

c.
Certificates representing shares issued upon exercise of Options or Stock Purchase Rights shall bear a restrictive legend to the effect that the transferability of such shares is subject to the restrictions contained in this Plan and the applicable written agreement between the Optionee or Purchaser and the Company.

24. Withholding. The Company's obligation to deliver shares of Common Stock under this Plan shall be subject to applicable federal, state and local tax withholding requirements. To the extent provided by the terms of the stock option agreement relating to an Option, the Optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such Option by any or a combination of the following means: (i) cash payment or wage withholding; (ii) authorizing the Company to withhold from the Shares otherwise issuable to the Optionee upon exercise of the Option the number of Shares having a fair market value less than or equal to the amount of the withholding tax obligation; or (iii) delivering to the Company unencumbered shares of Common Stock owned by the Optionee having a fair market value less than or equal to the amount of the withholding tax obligation; provided, however, that with respect to clauses (ii) and (iii) above the Board in its sole discretion may disapprove such payment and require that such taxes be paid in cash.

25. Separability. At a time when the Company has a class of equity securities registered pursuant to Section 12 of the Exchange Act, if any of the terms or provisions of this Plan conflict with the requirements of Rule 16b-3 promulgated under the Exchange Act and/or Section 422 of the Code, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 promulgated under the Exchange Act, and/or with respect to Incentive Stock Options, Section 422 of the Code. The foregoing sentence shall not apply with respect to the requirements of Rule 16b-3 promulgated under the Exchange Act if the Board has expressly declared that such requirements shall not apply. With respect to Incentive Stock Options, if this Plan does not contain any provision required to be included herein under Section 422 of the Code, such provision shall be deemed to be incorporated herein with the same force and effect as if such provision had been set out at length herein. To the extent any Option that is intended to qualify as an Incentive Stock Option cannot so qualify, such Option, to that extent, shall be deemed to be a Nonstatutory Stock Option for all purposes of this Plan.

26. Non-Exclusivity of this Plan. The adoption of this Plan by the Board shall not be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options and the awarding of stock and cash otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

27.  Governing Law. This Plan shall be governed by, and construed in accordance with the laws of the State of California.

28. Cancellation of and Substitution for Nonstatutory Options. The Company shall have the right to cancel any Nonstatutory Stock Option at any time before it otherwise would have expired by its terms and to grant to the same Optionee in substitution therefor a new Nonstatutory Stock Option stating an option price which is lower (but not higher) than the option price stated in the cancelled Option. Any such substituted option shall contain all the terms and conditions of the cancelled Option; provided, however, that such substituted Option shall not be exercisable after the expiration of ten (10) years and one day from the date of grant of the cancelled Option.

29. Market Standoff. Unless the Board determines otherwise, each Optionee or Purchaser shall not sell or otherwise transfer any Shares or other securities of the Company during the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act; provided, however, that such restriction shall apply only to the first two registration statements of the Company to become effective under the Securities Act which includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such 180-day period.

Date: ____________________________	Signed: __________________________________
Curt Thornton, Chairman & CEO

Date: ____________________________	Signed: __________________________________
Samuel Tata, Secretary

Exhibit 1

Stock Option Agreement